UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 12, 2017
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02                                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 12, 2017, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of EMCORE Corporation (the “Company”) approved the EMCORE Corporation Fiscal 2018 Bonus Plan (the “2018 Bonus Plan”), which sets forth the terms of the fiscal 2018 annual incentive bonus opportunity for eligible employees of the Company. Under the 2018 Bonus Plan, the Company’s executive officers (other than the Company’s VP, Sales) are eligible to receive cash bonus awards that are determined based on the achievement of a non-GAAP net income financial performance goal for the Company for the 2018 fiscal year and the participant’s individual performance during the 2018 fiscal year. For the Company’s executive officers participating in the 2018 Bonus Plan, the amount, if any, of the annual cash bonus payable under the 2018 Bonus Plan will be based (i) in the case of each of the Company’s Chief Executive Officer and Chief Financial Officer, 80% on the Company’s achievement of a non-GAAP net income target established by the Compensation Committee for fiscal 2018 and 20% on an evaluation of each such executive officer’s individual performance measured against pre-established identifiable individual performance goals for the fiscal year, and (ii) in the case of the Company’s SVP, Engineering, 60% on the Company’s achievement of a non-GAAP net income target established by the Compensation Committee for fiscal 2018 and 40% on an evaluation of such executive officer’s individual performance measured against pre-established identifiable individual performance goals for the fiscal year. Under the 2018 Bonus Plan, the target bonus opportunity for Jeffrey Rittichier, the Company’s Chief Executive Officer, is 80% of his annual base salary at the end of the fiscal year, the target bonus opportunity for Jikun Kim, the Company’s Chief Financial Officer, is 50% of his annual base salary at the end of the fiscal year, and the target bonus opportunity for Albert Lu, the Company’s SVP, Engineering, is 40% of his annual base salary at the end of the fiscal year. The amount of cash bonus payable to each executive officer (other than the Company’s VP, Sales) under the 2018 Bonus Plan will range from 0% to 120% of the executive’s target bonus opportunity based on achievement of the applicable Company and individual performance goals. With respect to the Company’s executive officers (other than the Company’s VP, Sales), bonuses, if any, under the 2018 Bonus Plan will be payable in cash after the end of the 2018 fiscal year and no later than March 15, 2019. David Wojchiechowski, the Company’s VP, Sales, does not participate in the 2018 Bonus Plan because he is a participant in the Company’s sales commission plan pursuant to which he is eligible to receive quarterly commission bonuses that are payable upon the achievement of specified sales and bookings targets for each quarter.

The foregoing description of the 2018 Bonus Plan is not complete and is qualified in its entirety by reference to the full text of the 2018 Bonus Plan filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description

10.1	EMCORE Corporation Fiscal 2018 Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: October 17, 2017	By: /s/ Jikun Kim Name: Jikun Kim Title: Chief Financial Officer